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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated January 31, 2003 on the financial statements of Van Wagoner Funds, Inc. and its incorporation by reference in the Registration Statement (Form N-1A) and the related Prospectuses and Statements of Additional Information of Van Wagoner Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (File No.33-98358) and in this Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9116).

                                                       /s/ ERNST & YOUNG, LLP

Chicago, Illinois
April 24, 2003